Exhibit 10.4

CUSTODIAL AGREEMENT

GB HRP, LLC,

Buyer Agent,

Point Titling Trust,

Titling Trust,

Point Digital Finance, Inc.,

Trust Manager

and

U.S. BANK NATIONAL ASSOCIATION

Custodian

Dated

December 29, 2023

SCHEDULE I	OPTION DOCUMENTS
SCHEDULE II	RECOMMENDED DATA FILE CRITERIA
EXHIBIT A	FORM OF CUSTODIAN CERTIFICATION
EXHIBIT B	AUTHORIZED REPRESENTATIVES
EXHIBIT C	FORM OF REQUEST FOR RELEASE

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CUSTODIAL AGREEMENT

This CUSTODIAL AGREEMENT (as amended or modified from time to time, this “Agreement”) is made and entered into as of December 29, 2023, among GB HRP, LLC, a Delaware limited liability company (the “Buyer Agent”), as the buyer agent, Point Titling Trust, a Delaware statutory trust (“PTT”), as the titling trust, Point Digital Finance, Inc., a Delaware corporation (“Point”), as trust manager of PTT and U.S. Bank National Association, a national banking association, organized under the laws of the United States, as the custodian (in such capacity, the “Custodian”).

WHEREAS, the Buyer Agent is the agent for certain Affiliates (the “Buyers”) of the Buyer Agent that from time to time may purchase certain real estate purchase options (including those allocated to an Investor SUBI as described below, the “Option Assets”) from Point (in such capacity, the “Seller”) pursuant to the Sale Agreement, and become the owner thereof;

WHEREAS, Point, as holder of the UTI and the related UTI Certificate issued under the Titling Trust Agreement, may from time to time cause Investor SUBIs to be issued to or at the direction of Buyer Agent (on behalf of the Buyers) pursuant to the Sale Agreement, and Option Assets may from time to time be allocated to the applicable Investor SUBIs (as determined by Buyer Agent);

WHEREAS, the Buyer Agent and PTT (with respect to Option Assets owned by PTT and allocated to the applicable Investor SUBI) desire to have the Custodian take possession of certain documents relating to such Option Assets as specified herein, as the custodian for the Buyer Agent and its Affiliates and PTT, as applicable, in accordance with the terms and conditions hereof; and

WHEREAS, the Custodian has agreed to act as custodian for the Buyer Agent and its Affiliates and PTT, on the terms and conditions hereof;

NOW, THEREFORE, the parties to this Agreement hereby agree as follows:

Section 1. Certain Definitions. The words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Section or other subdivision; and Section references refer to Sections of this Agreement. For the purposes of this Agreement, the following terms shall have the indicated meanings unless the context or use indicates another or different meaning and intent, and the definitions of such terms are equally applicable to the singular and the plural forms of such terms.

“Affiliate” has the meaning set forth in the Sale Agreement.

“Agreement” means this Custodial Agreement and the Schedules and Exhibits hereto, as supplemented or amended from time to time.

“Applicable Client” means (1) with respect to Non-SUBI Option Assets, Buyer Agent, or (2) with respect to SUBI Option Assets, PTT acting at the direction of Buyer Agent (or the Trust Manager on behalf of PTT acting at the direction of Buyer Agent), in each case as applicable with respect to the applicable Option Assets.

“Assignment of Mortgage” means an assignment of Mortgage reflecting the transfer of the Mortgage to the party indicated therein.

“Authorized Representative” has the meaning set forth in Section 8(b) hereof.

“Business Day” means any day other than (i) a Saturday or Sunday, (ii) any day that is a legal holiday under the laws of the States of New York or California, or the city or state in which the Custodian’s offices are located or (iii) any day on which commercial banks in the States of New York, California or the city or state in which the Custodian’s offices are located are closed or authorized or permitted to close.

“Confidential Information” means any databases, computer programs, screen formats, screen designs, report formats, interactive design techniques and other similar or related information that may be furnished to the Buyer Agent by the Custodian from time to time pursuant to this Agreement.

“Custodian Certification” has the meaning set forth in Section 3(b) hereof.

“Delivery of Option Files” means actual receipt by the Custodian at its designated office of the (i) Option Files and (ii) Option Asset Schedule relating to such Option Files.

“Electronic Custodial Documents” shall mean a copy of any Option Documents delivered by Buyers (or the Servicer on behalf of the Buyers) to the Custodian in portable document format (“.pdf”) or other electronic format as agreed to in writing by the Custodian.

“Electronic File Platform” shall mean an online document management system or platform maintained by Custodian, (a) with respect to which (i) Buyers (or Servicer on behalf of Buyers) (x) may have access to upload files and (y) shall not be permitted access to delete files therefrom, and (ii) Buyer Agent shall have access to read, review, and download any Electronic Custodial Documents saved thereon, and (b) which shall be organized in a manner pursuant to which each of the Custodian’s Option Files (and the related Exception Report) for each Receivable as of any date of determination shall be segregated into (and otherwise maintained in) digital folders, workspace, or other similarly discernible partition (each, an “Option File Folder”).

“Exception Report” has the meaning set forth in Section 3(b) hereof.

“Homeowner” means the grantor of an Option Asset, who is an owner of the related Mortgaged Property and the seller of such Option Asset pursuant to the related Option Documents, and such grantor’s or seller’s successors in title to the Mortgaged Property.

“Investor SUBI” means, collectively, any special unit of beneficial interest issued by PTT to a person designated by Buyer Agent pursuant to the Titling Trust Agreement and an Investor SUBI Supplement, entitling the holder(s) thereof to an exclusive 100% undivided beneficial ownership interest in the related assets allocated to such holder’s SUBI, including the underlying assets relating to such portfolio, all as set forth in the Titling Trust Agreement.

“Investor SUBI Supplement” means, collectively, any SUBI Supplement for an Investor SUBI established under Titling Trust Agreement, as amended, modified or supplemented from time to time, among Point, as Depositor, as SUBI settlor and as Trust Manager, and Wilmington Savings Fund Society, FSB, as UTI Trustee and as SUBI Trustee.

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“Mortgage” means a mortgage, deed of trust or other instrument securing an Option Asset, which creates a lien on the Mortgaged Property described therein.

“Mortgaged Property” means the real property securing the Homeowner’s obligations under the Option Documents.

“Non-SUBI Option Assets” means Option Assets that have not been allocated to an Investor SUBI.

“Option Asset” has the meaning set forth in the Recitals hereto.

“Option Asset Number” shall mean the number assigned to an Option Asset to facilitate identification for administrative purposes.

“Option Asset Schedule” means a listing of Option Files in computer readable standardized text formats, identified by the Option Asset Number, delivered or caused to be delivered by the Buyer Agent to the Custodian, incorporating the fields listed on Schedule II hereto and such other information and fields as may be mutually agreed upon by the Buyer Agent and the Custodian and in a form satisfactory to the Buyer Agent and the Custodian.

“Option Documents” means, with respect to any Option Asset, the documents listed on the attached Schedule I together with all extensions, modifications, supplements, and amendments thereto or restatements thereof.

“Option File” means with respect to any Option Asset, all documents involved in the origination, underwriting (including documented compensating factors pertaining to exceptions) and servicing of such Option Asset, including but not limited to the Option Documents, the Option closing disclosure statement, the Appraisal (as defined in the Sale Agreement), evidence of insurance, notice of right to cancel, and notice of assignment, and any additional documents required to be added to the Option File pursuant to the Sale Agreement.

“Option List” means, in the case of each Option File held by the Custodian for the benefit of the Buyer Agent, a computer-readable transmission containing the following information (and such other data as may be mutually agreed upon in writing by the Buyer Agent and the Custodian), which shall be delivered by the Custodian to the Buyer Agent pursuant to this Agreement: the Option Asset Number, Homeowner’s name, the Option Investment Payment (as defined in the related Option Documents) associated with such Option Asset and address of the Mortgaged Property.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization or government or any agency or political subdivision thereof.

“Point” shall have the meaning set forth in the Recitals of this Agreement.

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“PTT” shall have the meaning set forth in the Recitals of this Agreement.

“Proper Instructions” means the meaning set forth in Section 8(a) hereof.

“Request for Release” means a request for release of any Option File, which request shall be either (i) delivered to the Custodian substantially in the form of Exhibit C hereto or (ii) as otherwise agreed to between the Custodian and the Buyer Agent.

“Responsible Officer” means, with respect to the Custodian, any officer, including any managing director, principal, vice president, assistant vice president, assistant treasurer, assistant secretary, trust officer or any other officer of the Custodian customarily performing functions similar to those performed by any of the above designated officers, and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject, in each case, having direct responsibility for the administration of this Agreement.

“Sale Agreement” means that certain Master Option Sale Agreement, dated on or about the date hereof, by and between Buyer Agent, PTT, as a buyer, and the Seller, as seller, as depositor and as Trust Manager, as amended or modified from time to time.

“SUBI Option Assets” means Option Assets that have been allocated to an Investor SUBI.

“SUBI Trustee” means Wilmington Savings Fund Society, FSB.

“Titling Trust Agreement” means that certain Amended and Restated Trust Agreement, dated as of July 14, 2023, as modified, supplemented or amended from time to time, among Point, as the depositor, the Trust Manager, and the UTI Trustee.

“Trust Manager” means Point, as trust manager of PTT.

“UTI” has the meaning set forth in the Titling Trust Agreement.

“UTI Certificate” has the meaning set forth in the Titling Trust Agreement.

“UTI Trustee” means Wilmington Savings Fund Society, FSB.

(a) In this Agreement, unless the contrary intention appears:

(i)	any reference to this Agreement or another agreement or instrument refers to such agreement or instrument as the same may be amended, modified or otherwise rewritten from time to time;

(ii)	a reference to a statute, ordinance, code or other law includes regulations and other instruments under it and consolidations, amendments, re-enactments or replacements of any of them;

(iii)	any term defined in the singular form may be used in, and shall include, the plural with the same meaning, and vice versa;

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(iv)	a reference to a Person includes a reference to the Person’s executors, custodians, successors and permitted assigns;

(v)	an agreement, representation or warranty in favor of two or more Persons is for the benefit of them jointly and severally;

(vi)	an agreement, representation or warranty on the part of two or more Persons binds them jointly and severally; and

(vii)	any reference to “Buyer Agent” in Section 1 and thereafter shall be a reference to “Applicable Client”, and the provisions applicable to an Applicable Client relate solely to the Option Assets owned by the respective Applicable Client.

(b) Headings are inserted for convenience and do not affect the interpretation of this Agreement.

Section 2. Appointment of the Custodian. The Buyer Agent hereby appoints the Custodian, and the Custodian hereby accepts its appointment, to act as the custodian for the Buyer Agent, to provide the services set forth in this Agreement, upon the terms and conditions set forth in this Agreement.

The Custodian acknowledges and agrees that it will hold possession of all Option Files delivered to it in accordance with this Agreement for the benefit of the Buyer Agent.

Section 3. Delivery of Option Files.

(a) Buyer Agent shall from time to time deliver or cause to be delivered Option Files, including originals (provided such originals are available) or copies of each of the related Option Documents, as set forth on Schedule I hereto, to the Custodian to be held hereunder, pursuant to and in accordance with the terms of the Sale Agreement. With respect to each delivery of Option Files, the Servicer shall provide or cause to be provided a related Option Asset Schedule (in a form acceptable to the Buyer Agent and the Custodian) to the Custodian with respect to such Option Files that are being delivered.

(b) In receiving any Option Files hereunder, and in maintaining any listing or providing any report or communication with respect to the Option Files or Option Documents held hereunder, the Custodian shall be required only to review the face of each document received to determine whether it appears regular on its face and appears to relate to the related Option Asset. Upon Delivery of Option Files in accordance with the preceding sentence, within three (3) Business Days the Custodian shall execute and deliver to the Buyer Agent a certification more fully described in Section 5 (a “Custodian Certification”) substantially in the form attached hereto as Exhibit A, including an attached exception report (an “Exception Report”), listing any Option Document not included in the related Option File after review against Schedule I hereto and the Option Asset Schedule (which Exception Report shall include any document that does not, on its face, appear regular and/or related to such Option Asset). For the avoidance of doubt, such review will not commence in accordance with this Section 3(b) until both the Option Files and the Option Asset Schedule have been delivered to the Custodian.

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(c) The Custodian shall not otherwise be under any duty to review, inspect, examine or certify the Option Files or related Option Documents; and without limiting the foregoing, the Custodian shall be entitled to assume the genuineness of each such document and the genuineness and due authority of any signatures appearing thereon, and shall be entitled to assume that each such document is what it purports to be. The Custodian shall have no liability for or obligation with respect to, and shall not be construed or obliged to make any representation or warranty as to: (i) the validity, sufficiency, marketability, genuineness, value, contents or enforceability of any Option Document; (ii) the validity, adequacy or perfection of any lien upon or security interest purported to be evidenced or created thereby; or (iii) to determine that the contents of any Option Document are appropriate for the represented purpose or that any Option Document has actually been recorded or filed, as may be applicable, or that any Option Document is other than what it purports on its face to be.

Section 4. Custodian’s Acceptance of Option Files.

(a) The Custodian shall accept the documents received by the Custodian pursuant to Section 3 hereunder. With respect to each Option File listed on a given Option Asset Schedule, the Custodian shall issue an Option List (in addition to the Custodian Certification) upon review of the Option Files. If upon delivery of such Option Files, any Option File listed on the Option Asset Schedule has not been received by the Custodian, the Custodian shall identify such Option File as pending on the related Option List.

(b) Any Option List or Custodian Certification delivered to the Buyer Agent by the Custodian shall supersede, cancel and replace the previously delivered Option List or Custodian Certification, as applicable, and shall, in each case, control and be binding on the parties hereto.

Section 5. Custodian Certification. The Custodian shall, in each Custodian Certification, certify and confirm as to each Option File listed on the Option Asset Schedule that, except as noted on the Exception Report attached to such Custodian Certification:

(i)	all Option Documents required to be delivered to it pursuant to Section 3 and hereof are in the Custodian’s possession; and

(ii)	all documents contained in the Option File as described on the attached Schedule I have been reviewed by the Custodian and appear regular on their face and relate to such applicable Option File.

Section 6. Release of Option Files.

(a) In the event that any Option File is needed by the Buyer Agent for the purpose of correction of errors therein or for one of the other purposes set forth in a Request for Release, the Buyer Agent shall send to the Custodian a Request for Release. The Custodian shall release such Option Files within three (3) Business Days of its receipt of such completed Request for Release. Any request for release by the Buyer Agent shall be in the form of the Request for Release.

(b) The Buyer Agent is authorized to transmit and the Custodian is authorized to accept signed facsimile or email copies of Requests for Release submitted in the form attached hereto as Exhibit C (or as otherwise agreed between the Custodian and the Buyer Agent).

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(c) In the case of an Option Asset paid in full, within five (5) Business Days of receipt by the Custodian of the Buyer Agent’s Request for Release, the Custodian shall release the related Option File to the Servicer or Sub-servicer, as applicable.

Section 7. Further Obligations of the Custodian.

(a) Maintenance of Facility. The Custodian shall segregate and identify the Option Files on its automated data system and maintain custody of all Option Files received by it in secure and fire resistant facilities, all in accordance with customary standards for such custody.

(b) Insurance. The Custodian shall, at its own expense, maintain at all times during the existence of this Agreement and keep in full force and effect insurance in amounts, with standard coverage and subject to deductibles, all as customary for insurance typically maintained by banks that act as custodian. Upon written request from the Buyer Agent, the Custodian shall provide evidence (which evidence may be in the form of a certificate of the respective insurer) that such insurance is in full force and effect.

(c) Examination. The Custodian shall upon not less than three (3) Business Days prior written notice permit (a) inspection during regular business hours of the Custodian (and subject to its usual charges for such access) by the Buyer Agent (or by its auditors or agents when requested by the Buyer Agent) of the Option Files, at such place or places where the related Option Files are deposited, and (b) the Buyer Agent (or its auditors or agents when requested by the Buyer Agent) to make copies of the Option Files. Buyer Agent shall be responsible for any expenses in connection with such inspection and copying. Any such inspection and copying shall be subject to the procedures of the Custodian. In addition, and not in limitation of the foregoing, the Buyer Agent shall indemnify and hold the Custodian harmless from all claims, costs, expenses, losses and damages incurred by the Custodian as a result of the damage, loss or misplacement of any Option Files or Option Documents or other papers contained in the Option Files while in the possession of the Buyer Agent (or its auditors or agents).

Section 8. Proper Instructions.

(a) Any instruction or direction delivered to the Custodian from the Buyer Agent shall be in writing and executed by an Authorized Representative and shall be delivered in accordance with Section 13 hereof. The Custodian and the Buyer Agent may agree from time to time to accept other forms of instruction or direction. Any such instruction or direction delivered pursuant to this Section 8(a) shall be considered “Proper Instructions.”

(b) Any of the persons whose signatures and titles appear on Exhibit B (an “Authorized Representative”) are authorized, acting singly, to act for, the Buyer Agent under this Agreement. The specimen signature for each such Authorized Representative of the Buyer Agent initially authorized hereunder is set forth on Exhibit B. From time to time, the Buyer Agent may, by delivering to the Custodian a revised exhibit, change the information previously given, but the Custodian shall be entitled to rely conclusively on the then current Exhibit until receipt of a superseding exhibit.

(c) The Custodian shall have no obligation to act in accordance with purported instructions to the extent that they conflict with applicable law or regulations. The Custodian shall not be liable for any loss resulting from a delay while it obtains clarification of any Proper Instructions.

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(d) If, in performing its duties under this Agreement, the Custodian is required to decide between alternative courses of action, the Custodian may (but shall not be obliged to) request written instructions from the Buyer Agent as to the course of action desired by it. If the Custodian does not receive such instructions within two (2) Business Days after it has requested them, the Custodian may, but shall be under no duty to, take or refrain from taking any such courses of action. The Custodian shall act in accordance with instructions received from the Buyer Agent in response to such request after such two Business Day period except to the extent it has already taken, or committed itself to take, action inconsistent with such instructions.

Section 9. Transmission of Option Files. Prior to any shipment of any Option Files or Option Documents hereunder pursuant to the request of the Buyer Agent, the Buyer Agent shall deliver to the Custodian written instructions as to the method of shipment and shipper(s) the Custodian is to utilize in connection with the transmission of Option Files or Option Documents in the performance of the Custodian’s duties hereunder (which instruction shall include, if requested by the Custodian, billing account numbers maintained by the Customer with such shipper(s) to allow for direct billing of the related charges to Buyer Agent). Buyer Agent shall arrange for the provision of such services at its sole cost and expense (or, at the Custodian’s option, reimburse the Custodian for all costs and expenses incurred by the Custodian consistent with such instructions) and will maintain such insurance against loss or damage to Option Files or other loan documents as the Buyer Agent deems appropriate.

Notwithstanding the foregoing, it is hereby expressly agreed that in the absence of express written instruction from the Buyer Agent pursuant to the preceding terms, shipment may be made by the Custodian in any instance by means of any recognized overnight delivery or shipping service (it being hereby expressly acknowledged that United Parcel Service is one such recognized service, without implied limitation). All costs and risks of shipment shall be borne by Buyer Agent, and it is hereby expressly agreed that in no event shall the Custodian have any liability for any losses or damages to any Person, arising out of actions of the Custodian consistent with the instructions of the Buyer Agent. Any costs of shipment that may be incurred or paid by the Custodian from time to time may be billed by the Custodian to Buyer Agent on a monthly basis and shall be due and payable when billed.

Section 10. Fees of the Custodian. It is understood that the Custodian will charge such fees for its services under this Agreement as are set forth in a separate agreement (the “Fee Schedule”) between the Custodian and Buyer Agent, the payment of which, together with the Custodian’s reasonable expenses (as described below) in connection herewith, shall be solely the obligation of Buyer Agent. The final form of such Fee Schedule (as amended or modified by the parties) shall be binding upon the parties, whether or not such Fee Schedule has been executed by the parties.

Buyer Agent agrees to pay or reimburse to the Custodian upon its request from time to time, any and all reasonable costs, disbursements, expenses and indemnification amounts (including without limitation reasonable fees and expenses of legal counsel) paid or incurred by the Custodian, in connection with (i) the preparation or execution of this Agreement, (ii) the transactions contemplated hereby, (iii) the administration of this Agreement or (iv) the performance by the Custodian of its duties and services under this Agreement, from time to time (including without limitation costs and expenses of any legal or other action deemed necessary by the Custodian to collect any amounts owing to it under this Agreement).

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Any such fees, expenses and indemnification amounts payable pursuant to this Section 10 shall be due and payable within thirty (30) days of request by the Custodian to Buyer Agent.

The obligations of Buyer Agent under this Section 10 and such separate agreement shall survive the termination of this Agreement and the resignation or removal of the Custodian.

Section 11. Resignation or Removal of Custodian; Termination of Agreement.

(a) The Custodian may terminate its obligations under this Agreement upon sixty (60) days’ prior written notice to the Buyer Agent and the Servicer (as defined in the Program Agreement). In the event of such termination,

(i)	the Buyer Agent shall promptly appoint a successor custodian, by written instrument, in duplicate, which instrument shall be delivered to the Custodian, the Servicer and Sub-servicer (if applicable) and

(ii)	the Custodian, promptly upon payment of any unpaid fees, expenses and indemnification amounts due to the Custodian, shall transfer to the successor custodian, as directed, all Option Files being held by the Custodian under this Agreement.

(b) The Custodian’s sole responsibility after the termination of its obligations as aforesaid shall be to safely maintain all of the Option Files and to deliver the same to a successor custodian; provided, that if a successor custodian has not accepted custodial responsibilities within the period set forth in the first sentence of this Section 11(a), the Custodian may, at the expense of Buyer Agent, either (i) deliver all Option Files to the Buyer Agent, or (ii) petition any court of competent jurisdiction to name a successor custodian. Any and all fees and expenses incurred by the Custodian relating to any such petition shall be paid by the Custodian. The Custodian shall not be responsible for the fees and expenses of any successor custodian. Upon delivery of the Option Files to any successor custodian or to the Buyer Agent as provided in this paragraph, all duties and obligations of the Custodian shall cease and terminate. The payment of all costs and expenses relating to the transfer of the Option Files (including any shipping costs) upon termination shall be the sole responsibility of Buyer Agent.

(c) The Buyer Agent may at any time and with notice to Servicer and Sub-servicer (if applicable), without cause remove and discharge the Custodian from the performance of its duties under this Agreement upon written notice from the Buyer Agent to the Custodian. Such removal shall take effect upon (i) the appointment of a successor custodian by the Buyer Agent, and (ii) delivery of all the Option Files to the successor custodian, which delivery shall be subject to, and shall be made promptly after, payment of the Custodian’s unpaid fees, expenses and indemnification amounts. The payment of such successor custodian’s fees and expenses and all costs and expenses in connection with such transfer shall be the sole responsibility of Buyer Agent. If a successor custodian is not appointed by the Buyer Agent within sixty (60) days (or the Buyer Agent otherwise instructs the Custodian that no successor custodian will be appointed), the Custodian may, at the expense of Buyer Agent, deliver all the Option Files to the Buyer Agent. Upon delivery of the Option Files to the Buyer Agent as provided in this paragraph, all duties and obligations of the Custodian shall cease and terminate. The payment of all costs and expenses relating to the transfer of the Option Files (including any shipping costs) upon termination shall be the sole responsibility of the Buyer Agent.

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(d) This Agreement shall terminate on the date on which the Buyer Agent notifies the Custodian in writing that the Agreement is terminated. Upon the Custodian’s receipt of both such written termination and the payment of any due and unpaid fees, expenses and indemnification amounts, the Custodian shall, within a reasonable time, deliver any remaining Option Files to the Buyer Agent or its designee, as directed by the Buyer Agent and at the Buyer Agent’s expense (including any shipping costs).

Section 12. Representations.

(a) The Buyer Agent hereby represents and warrants to the Custodian that it has the power and authority to enter into and perform its obligations under this Agreement, and it has duly authorized and executed this Agreement so as to constitute its valid and binding obligation.

(b) The Custodian hereby represents and warrants to the Buyer Agent that it has the power and authority to enter into and perform its obligations under this Agreement, and it has duly authorized and executed this Agreement so as to constitute its valid and binding obligations.

Section 13. Notices.

(a) Except as otherwise expressly provided herein, all Proper Instructions, notices or any other communications hereunder shall be in writing and shall be sent (i) certified or registered mail, postage prepaid, (ii) recognized courier or delivery service or (iii) facsimile or electronic mail, to Buyer Agent, PTT or the Custodian at the following address, as applicable (or such other address as either party may designate by written notice to the other party):

If to Buyer Agent, to:

GB HRP, LLC

c/o Glassbridge Enterprises, Inc.

18 East 50th Street

New York, NY 10022

Attention: Daniel Strauss

e-mail: dstrauss@glassbridge.com

With a copy to:

Point Digital Finance, Inc.

444 High St., Fl. 4

Palo Alto, CA 94301

Attention: Chief Executive Officer

Email: CEO@point.com

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If to PTT, to:

Point Titling Trust

c/o Point Digital Finance, Inc.

444 High St., Fl. 4

Palo Alto, CA 94301

Attention: Chief Executive Officer

Email: CEO@point.com

If to the Custodian, to:

U.S. Bank National Association

1719 Otis Way Florence, SC 29501

Attention: Steve Garrett

843-676-8901

Email: steven.garrett@usbank.com

If to the Servicer or Trust Manager, to:

Point Digital Finance, Inc.

444 High St., Fl. 4

Palo Alto, CA 94301

Attention: Chief Executive Officer

Email: CEO@point.com

If to the Sub-servicer, to:

RoundPoint Mortgage Servicing Corporation

5016 Parkway Plaza Boulevard

Charlotte, North Carolina 28217

Attention: Chief Operating Officer

The parties hereto shall copy Buyer Agent on all correspondence exchanged among any such parties in connection with the administration of this Agreement.

Section 14. Concerning the Custodian. The acceptance by the Custodian of its appointment hereunder is expressly subject to the following terms, which shall govern and apply to each of the terms and provisions of this Agreement (whether or not so stated therein or herein).

(a) The Custodian shall have no duties, obligations or responsibilities under this Agreement or with respect to the Option Files or the Option Documents except for such duties, obligations or responsibilities as are expressly and specifically set forth in this Agreement as duties, obligations or responsibilities on its part to be performed, and the duties, obligations and responsibilities of the Custodian shall be determined solely by the express provisions of this Agreement. No implied duties, obligations or responsibilities shall be read into this Agreement against, or on the part of, the Custodian. Any permissive right of the Custodian to take any action hereunder shall not be construed as a duty.

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(b) The Custodian makes no representations as to and shall not be responsible for or required to verify (A) the validity, legality, enforceability, due authorization, effectiveness, recordability, insurability, sufficiency, value, form, substance, or genuineness of any of the documents contained in any Option File or (B) the collectability, validity, transferability, insurability, value, effectiveness, perfection, priority or suitability of any Option File or any document contained therein.

(c) The Custodian shall have no responsibilities or duties with respect to any Option File while such Option File is not in its possession.

(d) The Custodian may rely on and shall be protected in acting or refraining from acting upon any written notice, instruction, statement, certificate, request, waiver, consent, opinion, report, receipt or other paper or document furnished to it in accordance with this Agreement, not only as to its due execution and validity, but also as to the truth and accuracy of any information therein contained, which it in good faith believes to be genuine and signed or presented by the proper person (which in the case of any instruction from or on behalf of the Buyer Agent shall be an Authorized Representative). The Custodian shall be entitled to presume the genuineness and due authority of any signature appearing thereon. The Custodian shall not be bound to make any independent investigation into the facts or matters stated in any such notice, instruction, statement, certificate, request, waiver, consent, opinion, report, receipt or other paper or document, provided, however, that if the form thereof is specifically prescribed by the terms of this Agreement, the Custodian shall examine the same to determine whether it substantially conforms on its face to the requirements set forth herein.

(e) Neither the Custodian nor any of its directors, officers or employees shall be liable to anyone for any error of judgment, or for any act done or step taken or omitted to be taken by it (or any of its directors, officers of employees), or for any mistake of fact or law, or for anything which it may do or refrain from doing in connection herewith, unless such action constitutes gross negligence, willful misconduct or bad faith of the Custodian.

(f) The Custodian shall not be liable for any action taken by it in good faith and reasonably believed by it to be within powers conferred upon it, or taken by it pursuant to any direction or instruction received by it in accordance with this Agreement, or omitted to be taken by it by reason of the lack of direction or instruction required hereby for such action.

(g) The Custodian may consult with, and obtain advice from, legal counsel selected in good faith, with respect to any question as to any of the provisions hereof or its duties hereunder, or any matter relating hereto, and the opinion or advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered, or omitted by the Custodian in good faith in accordance with the advice or opinion of such counsel. The reasonable costs and expenses of such advice or opinion shall be reimbursed by Buyer Agent pursuant to Section 10 hereof.

(h) No provision of this Agreement shall require the Custodian to expend or risk its own funds, take any action hereunder (or omit to take any action) or otherwise incur any financial liability in the performance of its duties under this Agreement if it shall have grounds for believing that repayment of such funds or indemnity satisfactory is not assured to it.

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(i) The Custodian may act or exercise its duties or powers hereunder through agents or attorneys, and the Custodian shall not be liable or responsible for the actions or omissions of any such agent or attorney appointed and maintained with due care.

(j) If the Custodian shall request instructions from the Buyer Agent with respect to any act, action or failure to act in connection with this Agreement, the Custodian shall be entitled to refrain from taking such action and continue to refrain from acting unless and until the Custodian shall have received written instructions from the Buyer Agent without incurring any liability therefor to the Buyer Agent, or any other Person.

(k) In no event shall the Custodian or its directors, affiliates, officers, agents and employees be held liable for any lost profits or exemplary, punitive, special, indirect or consequential damages of any kind resulting from any action taken or omitted to be taken by it or them hereunder or in connection herewith even if advised of the possibility of such damages.

(l) The Custodian shall not be deemed to have notice of any fact, claim or demand with respect hereto unless actually known by a Responsible Officer of the Custodian or unless received (and then only to the extent received) in writing by the Custodian in accordance with Section 13 herein and specifically referencing this Agreement. Any other provision of this Agreement to the contrary notwithstanding, the Custodian shall have no notice of and shall not be bound by any of the terms and conditions of any other document or agreement unless the Custodian is a signatory party to that document or agreement.

(m) The Custodian shall not be responsible for the preparation or filing of any reports or returns relating to federal, state or local income taxes with respect to this Agreement, other than in respect of the Custodian’s compensation or for reimbursement of expenses; shall be under no obligation to verify the authenticity of any signature on any of the documents received or examined by it in connection with this Agreement or the authority or capacity of any person to execute or issue such document, except as provided in Section 8 of this Agreement with respect to Authorized Representatives; shall have no duty to ascertain whether or not any cash amount or payment has been received by the Buyer Agent or any third person and shall not be required to perform any cash movement functions in relation to this Agreement; and shall not be required to value or produce a report detailing the value of the Option Files.

(n) Nothing in this Agreement shall be deemed to impose on the Custodian any duty to qualify to do business in any jurisdiction, other than (i) any jurisdiction where any Option File is or may be held by the Custodian from time to time hereunder, and (ii) any jurisdiction where its ownership of property or conduct of business requires such qualification and where failure to qualify could have a material adverse effect on the Custodian or its property or business or on the ability of the Custodian to perform its duties hereunder.

The provisions of this Section 14 shall survive the termination of this Agreement and the resignation or removal of the Custodian.

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Section 15. Force Majeure. In no event shall any party hereto be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, events, circumstances or forces beyond its control, including, without limitation, nationalization, expropriation, currency restrictions, the interruption, disruption or suspension of the normal procedures and practices of any securities market, power, mechanical, communications or other technological failures or interruptions, computer viruses or the like, loss or malfunctions of utilities, communications or computer (software and hardware) services, fires, floods, earthquakes or other natural disasters, civil or military disturbance, acts of war or terrorism, riots, revolution, acts of God, work stoppages, strikes, accidents, national disasters of any kind, nuclear or natural catastrophes, or other similar events or acts; errors by the Buyer Agent (including any Authorized Representative) in its instructions to the Custodian; or changes in applicable law, regulation or orders.

Section 16. Indemnification. Buyer Agent agrees to indemnify and hold harmless the Custodian and its respective directors, officers, employees, agents, designees, successors and assigns from and against any and all liabilities, obligations, damages, penalties, claims, actions, judgments, suits, disbursements, losses, costs and expenses of any kind or nature, including reasonable fees and expenses of legal counsel, court costs and costs of appeal arising from or connected with, the Custodian’s execution and performance of this Agreement, its participation in any transaction contemplated hereby, or the relationship between the Custodian and Buyer Agent created hereby, including but not limited to the claims of any third parties against the Custodian, except to the extent such loss, liability or expense results from the gross negligence, bad faith or willful misconduct on the part of the Custodian. The Custodian shall promptly notify Buyer Agent of any claim for indemnification arising under this Section 16, provided that the Custodian’s failure to provide such notice shall not relieve Buyer Agent of its indemnification obligations hereunder.

The foregoing indemnifications shall survive the termination of this Agreement and the resignation or removal of the Custodian hereunder.

Section 17. Amendments. No amendment or waiver of any provision of this Agreement and no consent to any departure herefrom shall in any event be effective unless the same shall be in writing and signed by the parties hereto. The Custodian shall not be required to execute any amendment that adversely affects its rights, duties, indemnities or immunities hereunder. However, with respect to any change in review procedure, this Agreement may be amended by mutual agreement between the parties hereto in the form of consent via electronic mail. Any such email shall reference this Agreement and shall specify that it is an amendment to the review procedures.

Section 18. Effective Waiver. In no instance shall any delay or failure to act be deemed to be or effective as a waiver by any party of any right, power or term hereunder, unless and except to the extent such waiver is set forth in an expressly written instrument signed by the party against whom it is to be charged.

Section 19. Severability. If any one or more of the provisions contained in this Agreement should be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall in no way be affected, prejudiced or disturbed thereby.

Section 20. Binding Effect; Governing Law. This Agreement shall be binding and inure to the benefit of the parties hereto and their respective successors and assigns. This Agreement shall be construed in accordance with, and governed by the law of the State of New York, without giving effect to the conflict of law principles thereof.

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Section 21. Successors and Assigns; Third Party Benefit.

(a) The covenants and agreements set forth herein shall be binding upon and inure to the benefit of each of the parties and their respective successors and permitted assigns. No party shall be permitted to assign their rights under this Agreement without the written consent of the other parties.

(b) Any Person into which the Custodian may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Custodian shall be a party, or any Person to which all or substantially all of the corporate trust business of the Custodian may be sold or otherwise transferred, shall without the execution or filing of any paper or further act on the part of any parties hereto become the successor Custodian hereunder (including, without the prior written consent of the Buyer Agent).

(c) This Agreement is not intended for, and shall not be construed to be intended for, the benefit of any third parties and may not be relied upon or enforced by any third parties (other than successors and permitted assigns pursuant to this Section 21.

Section 22. Entire Agreement; Counterparts. This Agreement, together with the exhibits, schedules and other writings referred to herein or delivered pursuant hereto, constitutes the entire agreement and understanding of the parties with respect to the matters and transactions contemplated by this Agreement and supersedes any prior agreement and understandings with respect to those matters and transactions. This Agreement may be executed in counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement (and by facsimile or pdf transmission, which facsimile or pdf transmission signatures shall be considered original executed counterparts).

Section 23. Other Business. Nothing herein shall prevent the Custodian or any of its Affiliates from engaging in other business, or from entering into any other transaction or financial or other relationship with, or receiving fees from or from rendering services of any kind to the Buyer Agent or any other Person. Nothing contained in this Agreement shall constitute the Buyer Agent and/or the Custodian (and/or any other Person) as members of any partnership, joint venture, association, syndicate, unincorporated business or similar assignment as a result of or by virtue of the engagement or relationship established by this Agreement.

Section 24. Reproduction of Documents. This Agreement and all schedules, exhibits, attachments and amendment hereto may be reproduced by any electronic, photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties hereto each agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further production shall likewise be admissible in evidence.

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Section 25. Confidentiality. The parties hereto agree that they and their advisors, including legal counsel, shall not disclose to any other Person and shall keep confidential the terms and conditions of this Agreement (including fee arrangements) and any amendment, supplement, Schedule or Exhibit hereto (“Confidential Information”). In the event that any party hereto or its advisors breaches any provision of this section, then, in addition to any other rights and remedies available to the non-breaching party, a non-breaching party shall be entitled to temporary and permanent injunctive relief against the breaching party without the necessity of proving actual damages. Notwithstanding the foregoing, Confidential Information may be disclosed by a party to the extent that (i) such party reasonably deems necessary to do so in working with taxing authorities or other governmental agencies or regulatory bodies or in order to comply with any applicable laws, (ii) any portion of the Confidential Information is required by law or requested by judicial or regulatory or supervisory process to be disclosed, or (iii) such disclosure is necessary to establish, make effective or enforce the Buyer Agent’s rights in Option Assets contained in the related Option File held by the Custodian pursuant to this Agreement.

Section 26. Actions Necessary to Preserve Rights under Option Documents. Notwithstanding the delivery of Option Files to the Custodian, the Buyer Agent acknowledges that the Custodian shall have no obligation to (i) enforce any Option Document, (ii) take action to preserve or maintain the obligations of any party obligated under any Option Document, (iii) take action to protect, preserve or safeguard the rights of the Buyer Agent against any Person under the Option Documents, or (iv) take action to obtain, preserve, safeguard, continue, perpetuate or enforce rights against any collateral which may secure any obligation under any Option Document. The Buyer Agent hereby expressly releases the Custodian from the obligation to take any such action.

Section 27. SUBMISSION TO JURISDICTION; WAIVERS. EACH OF THE COMPANY AND THE CUSTODIAN HEREBY IRREVOCABLY AND UNCONDITIONALLY:

A.	SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN, THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF;

B.	CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND, TO THE EXTENT PERMITTED BY LAW, WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

C.	AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO ITS ADDRESS SET FORTH IN SECTION 13 HEREIN OR AT SUCH OTHER ADDRESS OF WHICH EACH OTHER PARTY HERETO SHALL HAVE BEEN NOTIFIED IN WRITING;

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D.	AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION; AND

E.	WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 28. Compliance with Applicable Law. (a) In order to comply with laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions, including those relating to the funding of terrorist activities and money laundering (“Applicable Law”), the Custodian is required to obtain, verify and record certain information relating to individuals and entities which maintain a business relationship with the Custodian. Accordingly, the Buyer Agent agrees to provide to the Custodian upon its request from time to time such identifying information and documentation as may be available for such party in order to enable the Custodian to comply with Applicable Law.

(a) The Buyer Agent hereby acknowledges receipt of the following notice:

“IMPORTANT INFORMATION ABOUT PROCEDURES FOR OPENING A NEW ACCOUNT

To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify and record information that identifies each person who opens an account. For a non-individual person such as a business entity, a charity, a trust or other legal entity, the Custodian will ask for documentation to verify its formation and existence as a legal entity. The Custodian may also ask to see financial statements, licenses, identification and authorization documents from individuals claiming authority to represent the entity or other relevant documentation.”

Section 29. Concerning the UTI Trustee. The parties hereto are put on notice and hereby acknowledge and agree that (a) this Agreement is executed and delivered on behalf of PTT by Wilmington Savings Fund Society, FSB (“WSFS”), as UTI Trustee of PTT, not individually or personally but solely as trustee of PTT, in the exercise of the powers and authority conferred and vested in it, (b) each of the representations, undertakings and agreements herein made on the part of PTT is made and intended not as a personal representation, undertaking or agreement of WSFS but is made and intended for the purpose of binding PTT, (c) nothing herein contained shall be construed as creating any liability on WSFS, individually or personally, to perform any covenant either expressed or implied contained herein of PTT, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto, (d) WSFS has made no investigation as to the accuracy or completeness of any representations and warranties made by PTT in this Agreement, and (e) under no circumstances shall WSFS be personally liable for the payment of any indebtedness or expenses of PTT or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by PTT under this Agreement or any other related document.

[SIGNATURES APPEAR ON NEXT PAGE.]

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IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date and year first above written.

GB HRP, LLC, as Buyer Agent

By:	/s/ Daniel Strauss
Name:	Daniel Strauss
Title:	President

Point Titling Trust, a Delaware statutory trust

By:	Wilmington Savings Fund Society,
FSB, not in its individual capacity
but solely as UTI Trustee

By:	/s/ Mary Emily Pagano
Name:	Mary Emily Pagano
Title:	Vice President

POINT DIGITAL FINANCE, INC., as Trust Manager of Point Titling Trust

By:	/s/ Eddie Lim
Name:	Eddie Lim
Title:	CEO

U.S. BANK NATIONAL ASSOCIATION, as Custodian

By:	/s/ Kenneth Brandt
Name:	Kenneth Brandt
Title:	Vice President

[Signature Page to Custodial Agreement]

SCHEDULE I

OPTION DOCUMENTS

1. Certified copies, stamped and signed by Point Digital Finance, Inc (“Point”) of fully executed Option Purchase Agreement, between the Homeowner(s) and Point (and signed in the name of the Seller by an officer thereof) or as an Electronic Custodial Document;

2. Certified copies, stamped and signed by Point of fully executed Deed of Trust or Mortgage (the “Security Instrument”) and Memorandum of Point Option Purchase Agreement (the “Recorded Memorandum”), with evidence of recording thereon, or if any such instrument has not been returned from the applicable recording office or has been lost, or if such public recording office retains the original recorded document, a photocopy of such Security Instrument or Recorded Memorandum, as applicable, certified by the Seller to be a true and complete copy of the original recorded instrument or as an Electronic Custodial Document;

3. Certified copies, stamped and signed by Point of an original of any other security agreement, chattel mortgage or equivalent document executed in connection with the Option, fully executed or as an Electronic Custodial Document;

4. Photocopies of original, fully executed Consent of Spouse, if applicable or as an Electronic Custodial Document;

5. If applicable, certified copies, stamped and signed by Point of originals of all assumption, modification, consolidation or extension agreements, if any, fully executed, with evidence of recording thereon or as an Electronic Custodial Document;

6. Certified copies, stamped and signed by Point of an original, fully executed Assignment of Deed of Trust and Memorandum or Assignment of Mortgage and Memorandum (the “Assignment”), with evidence of recording thereon, or if any such instrument has not been returned from the applicable recording office or has been lost, or if such public recording office retains the original recorded document, a photocopy of such Assignment, as applicable, certified by the Seller to be a true and complete copy of the original recorded Assignment or as an Electronic Custodial Document; and

7. Certified copies, stamped and signed by Point of an original, fully executed Notice(s) of Right to Cancel or as an Electronic Custodial Document.

Any statement clarified by “if any” or “if applicable” shall only refer to whether or not such item is present in the Option File when delivered to the Custodian. The Custodian shall have no duty or obligation to determine if such item should have been included.

In the event that any item is to be identified to the Custodian on the Option Asset Schedule, if the Option Asset Schedule does not list such item, the Custodian may conclusively assume that no such document is applicable.

Schedule I-1

SCHEDULE II

Recommended Data File Criteria

Recommended Data File Criteria:

Each of the items listed below must be in its own cell within either a CSV or Excel spreadsheet.

Data files should be sent electronically via email to your collateral review specialist at U.S. Bank National Association.

●	Asset Number
●	Asset Name
●	Servicing Account Number
●
●
●
●
●

Schedule II-1

EXHIBIT A

FORM OF CUSTODIAN CERTIFICATION

[Date]

GB HRP, LLC

c/o Glassbridge Enterprises, Inc.

18 East 50th Street

New York, NY 10022

Attention: Daniel Strauss

e-mail: dstrauss@glassbridge.com

Re: Custodial Agreement, dated as of December 29, 2023 (as amended or modified from time to time, the “Agreement”), among GB HRP, LLC (the “Buyer Agent”), Point Titling Trust (“PTT”), Point Digital Finance, Inc. (“Trust Manager”) and U.S. Bank National Association, as custodian (the “Custodian”)

Ladies and Gentlemen:

In accordance with the provisions of Section 3(b) of the above-referenced Agreement, the undersigned, as Custodian, hereby certifies and confirms that with respect to each of the Option Assets listed on the Option Asset Schedule annexed hereto as Schedule I, except as noted on the Exception Report attached hereto as Exhibit 1;

(i)	all documents required to be delivered to the Custodian pursuant to Section 3 and Section 5 of the Agreement are in the Custodian’s possession; and

(ii)	all Option Documents contained in the Option File related to each such Option Asset have been reviewed by the Custodian and appear regular on their face and relate to such applicable Option File.

The Custodian shall have no liability for or obligation with respect to, and shall not be construed or obliged to make any representation or warranty as to: (i) the validity, sufficiency, marketability, genuineness, value, contents or enforceability of any Option Document; (ii) the validity, adequacy or perfection of any lien upon or security interest purported to be evidenced or created thereby; or (iii) to determine that the contents of any Option Document are appropriate for the represented purpose or that any Option Document has actually been recorded or filed, as may be applicable, or that any Option Document is other than what it purports on its face to be.

U.S. BANK NATIONAL ASSOCIATION,
as Custodian

By:
Name:
Title:

Exhibit A-1

SCHEDULE I

to Custodian Certification

OPTION ASSET SCHEDULE

Exhibit A-2

EXHIBIT 1

to Custodian Certification

EXCEPTION REPORT

Exhibit A-3

EXHIBIT B

AUTHORIZED REPRESENTATIVES

Any of the following persons shall be an Authorized Representative (as this list may be subsequently modified by the Buyer Agent from time to time by delivery of a replacement list to the Custodian):

Authorized Representatives of the Buyer Agent

NAME	TITLE	SPECIMEN SIGNATURE
Daniel Strauss	President	/s/ Daniel Strauss
Francis Ruchalski	Chief Financial Officer	/s/ Francis Ruchalski
Daiana Sersea		/s/ Daiana Sersea

Exhibit B-1

EXHIBIT C

FORM OF REQUEST FOR RELEASE

(attached)

Exhibit C-1

Request for Release of Documents

U.S. Bank Global Corporate Trust Services [Address]	Attention: Document Custody Services Receiving Unit Email: dcsflorencesreleases@usbank.com Fax: ___________

RE:	Custodial Agreement, dated as of December 29, 2023 (as amended or modified from time to time, the “Agreement”), among GB HRP, LLC (the “Buyer Agent”), Point Titling Trust (“PTT”), Point Digital Finance, Inc. (“Trust Manager”) and U.S. Bank National Association, as custodian (the “Custodian”)

Pursuant to Section 6 of the Custodial Agreement, we request the release of the Option Files relating to the Option Assets listed on the attached Excel spreadsheet for the reason indicated below:

Reason for Requesting Documents (Check One):

1) Option Asset Paid in Full
2) Option Asset in Foreclosure
3) Option Asset being Substituted
4) Option Asset being Liquidated by Buyer Agent
5) Other- Description Needed Below

Buyer Agent:
Authorized Representative:
Name (Printed):
Title (Printed):
Date:
Phone:

File Delivery Instructions – Address Needed

Upon Completion of Request, for Release, please scan and email the request to the appropriate DCS Vault Location.

If applicable, please indicate if the request is a “Rush” in the subject line. Please fax the form if you do not have access to email.

Florence:	dcsflorencescreleases@usbank.com
Frederick:	electronic.release.requests@usbank.com
Jacksonville:	dcsctsjacksonville.requests@usbank.com
Saint Paul:	dcs@usbank.com
St. Petersburg:	documentcustody.stpete@usbank.com
Rocklin:	dcs-rocklin@usbank.com
Tempe:	tempe.dcs.request@usbank.com

Exhibit C-2